EXHIBIT 5.1
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PS&H
PARTRIDGE SNOW & HAHN LLP
COUNSELORS AT LAW




                                                    January 30, 2004

Nestor, Inc.
400 Massasoit Avenue, Suite 200
East Providence, Rhode Island  02914-2020

             Re:  Registration Statement on Form S-2
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Ladies and Gentlemen:

          This opinion is furnished to you in connection with a Registration Statement on Form S-2 (SEC File No. 333-______) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 2,843,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Nestor, Inc., a Delaware corporation (the "Company"), which Shares may be sold by a certain stockholders of the Company (the "Selling Stockholders").

          The Shares were issued by the Company to the Selling Stockholders pursuant to subscription agreements entered into at various dates in December 2003 and January 2004.

          We are acting as counsel for the Company in connection with the sale by the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the subscription agreements, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

          In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.





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180 South Main Street        700 Pleasant Street            101 Federal Street
Providence, RI  02903        New Bedford, MA 02740          Suite 1900
T:  401-861-8200             T: 774-206-8200                Boston, MA 02110
F:  401-861-8210             F:  774-206-8210               T:  617-342-7361
                             www.psh.com                    F:  617-722-8266

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Nestor, Inc.
January 30, 2004
Page 2


          We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

          We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Rhode Island, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and are fully paid and nonassessable.

          It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

          Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                              Very truly yours,

                                              /s/PARTRIDGE, SNOW & HAHN, LLP
                                              ---------------------------------

                                              PARTRIDGE, SNOW & HAHN, LLP